Exhibit 5.2

March 3, 2025

Bon Natural Life Limited

C601, Gazelle Valley, No.69 Jinye Road.

Xi’an Hi-tech Zone, Xi’an, China

Ladies and Gentlemen:

We have acted as U.S. counsel to Bon Natural Life Limited (the “Company”), in connection with the Registration Statement on Form F-1 (File No. 333-283333) (as amended, the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “Commission”) on November 19, 2024 under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of up to $12,000,000 of units (“Units”), each consisting of either (1)(i) one Class A ordinary share, par value $0.001 per share (the “Class A Ordinary Shares”), (ii) one Series A warrant to purchase one Class A Ordinary Share (the “Series A Warrants”), and (iii) one Series B warrant to purchase one Class A Ordinary Share (the “Series B Warrants” and collectively with the Series A Warrants, the “Warrants”) or (2)(i) one pre-funded warrant to purchase one Class A Ordinary Share (the “Pre-Funded Warrants”), (ii) one Series A Warrant and (iii) one Series B Warrant. The Registration Statement also covers the Class A Ordinary Shares underlying the Pre-Funded Warrants and Warrants (collectively, the “Warrant Shares”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus included in the Registration Statement, other than as expressly stated herein with respect to the issuance of the Units, Pre-Funded Warrants, Warrants and Warrant Shares.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined: (i) the Registration Statement; (ii) the most recent prospectus included in the Registration Statement on file with the Commission as of the date of this opinion letter; (iii) the form of placement agency agreement between the Company and Univest Securities LLC (the “Placement Agency Agreement”); (iv) the forms of each of the Series A Warrants and Series B Warrants; (v) the form of the Pre-Funded Warrants; (vi) the Third Amended and Restated Memorandum and Articles of Association of the Company and (vii) the records of corporate actions of the Company relating to the Registration Statement, the Placement Agency Agreement, the Pre-Funded Warrants, the Warrants and the Warrant Shares and matters in connection therewith. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on certificates of officers of the Company. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. We express no opinion herein as to the laws of any state or jurisdiction other than the substantive laws of the State of New York and the federal laws of the United States of America.

420 Lexington Avenue, Suite 2446, New York, NY 10170

12121 Wilshire Blvd., Suite 810, Los Angeles, CA 90025

NYC Office: 646.861.7891

CA Office: 818.930.5686

www.cronelawgroup.com

Bon Natural Life Limited

February 18, 2025

Based on the foregoing, and subject to the foregoing and the additional qualifications and other matters set forth below, it is our opinion that when the Registration Statement becomes effective under the Securities Act, when the offering is completed as contemplated by the Placement Agency Agreement and the Registration Statement, when the Warrants and Pre-Funded Warrants are duly executed and authenticated in accordance with the Placement Agency Agreement and when the Warrants and Pre-Funded Warrants are issued, delivered and paid for, as contemplated by the Registration Statement and the Placement Agency Agreement, such Warrants and Pre-Funded Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, orderly liquidation or resolution, fraudulent transfer and conveyance, preference, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the rights and remedies of creditors generally, and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance and injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing; (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Sincerely,

Yours truly,

/s/ The Crone Law Group P.C.
The Crone Law Group P.C.

www.cronelawgroup.com